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                                                                 EXHIBIT 4(i)(h)

                                 FIRST AMENDMENT
                                       TO
                             PARENT PLEDGE AGREEMENT

         THIS FIRST AMENDMENT TO PARENT PLEDGE AGREEMENT (this "AMENDMENT") is made and entered into this 30th day of June, 1999 by and between ADVANCED COMMUNICATIONS GROUP, INC., a Delaware corporation (the "PLEDGOR"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (the "ADMINISTRATIVE AGENT") for itself and on behalf of the Lenders (as defined in the Loan Agreement defined below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Loan Agreement dated as of May 14, 1999 (as amended, modified, supplemented or restated from time to time, the "LOAN AGREEMENT") among Great Western Directories, Inc. (the "BORROWER"), the Lenders and the Administrative Agent, the Pledgor and the Administrative Agent entered into that certain Parent Pledge Agreement dated as of May 14, 1999 (the "PARENT PLEDGE AGREEMENT"); and

         WHEREAS, the Parent and the Administrative Agent, for itself and on behalf of the Lenders, wish to amend the Parent Pledge Agreement to revise
Schedule 1 attached thereto;

         NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

         1. AMENDMENT TO SCHEDULE 1. Schedule 1 to the Parent Pledge Agreement, Description of Ownership Interests Owned by Pledgor, is hereby amended by deleting the existing Schedule 1 in its entirety and by substituting
SCHEDULE 1 (AMENDED) attached hereto in lieu thereof.

         2. NO OTHER AMENDMENT OR WAIVER. Except for the amendment set forth above, the text of the Parent Pledge Agreement shall remain unchanged and in full force and effect. No waiver by the Administrative Agent under the Parent Pledge Agreement is granted or intended, except as expressly set forth herein, and the Administrative Agent, for itself and on behalf of the Lenders, expressly reserves the right to require strict compliance in all other respects (whether or not in connection with any Requests for Advance). Except as set forth herein, the amendment agreed to herein shall not constitute a modification of the Parent Pledge Agreement or any of the other Loan Documents, or a course of dealing with the Administrative Agent and the Lenders at


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variance with the Loan Agreement, the Parent Pledge Agreement or any of the
other Loan Documents, such as to require further notice by the Administrative Agent and the Lenders to require strict compliance with the terms of the Loan Agreement, the Parent Pledge Agreement and the other Loan Documents in the future.

         3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants in favor of the Administrative Agent and each Lender that the representations and warranties contained in Section 4.1 of the Loan Agreement, in the Parent Pledge Agreement and in the other Loan Documents remain true and correct as of the date hereof, both before and after giving effect to this Amendment, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, the Parent Pledge Agreement or such other Loan Document, as applicable, or to the extent relating specifically to the Agreement Date. No Default now exists or will be caused hereby.

         4. CONDITION PRECEDENT. The effectiveness of this Amendment is subject to the receipt by the Administrative Agent of counterparts hereof executed by the Administrative Agent and the Borrower and of all documents, instruments, consents or items which the Administrative Agent shall deem appropriate in connection herewith.

         5. LOAN DOCUMENTS. This document shall be deemed to be a Loan Document for all purposes under the Loan Agreement and the other Loan Documents.

         6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         7. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

         9. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands by and through their duly authorized signatories, as of the day and year first above written.


PLEDGOR:                       ADVANCED COMMUNICATIONS GROUP, INC.

                               By:       //William H. Zimmer, III//
                                  -----------------------------------------
                                  Name:  William H. Zimmer, III
                                  Title: Authorized Signatory


ADMINISTRATIVE AGENT:          BANK OF AMERICA NATIONAL TRUST AND
                               SAVINGS ASSOCIATION, as Administrative Agent

                               By:       //George V. Hausler//
                                  -----------------------------------------
                                  Name:  George V. Hausler
                                  Title: Vice President


                                             GREAT WESTERN DIRECTORIES, INC.
                                  FIRST AMENDMENT TO PARENT PLEDGE AGREEMENT
                                                              Signature Page


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                              SCHEDULE 1 (AMENDED)

               DESCRIPTION OF OWNERSHIP INTERESTS OWNED BY PLEDGOR

                        100% of capital stock of each of:

                        Great Western Directories, Inc.;
                                 FirsTel, Inc.;
                       Feist Long Distance Service, Inc.;
                           Valu-Line of Longview, Inc.
                                       and
                             Telecom Resources, Inc.